Exhibit 99.3

Franchise Group, Inc. Closes Preferred Stock Offering

Underwriters Partially Exercise Option to Purchase Additional Shares

ORLANDO, Fla., January 15, 2021 (GLOBE NEWSWIRE) – Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the closing of its previously announced underwritten registered public offering of shares of its 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share and liquidation preference of $25.00 per share (the “Preferred Stock”), at an offering price of $25.20 per share.

On January 14, 2021, the underwriters exercised part of their option to purchase additional shares and purchased an additional 314,934 shares of the Preferred Stock at the public offering price of $25.20 per share, resulting in approximately $7.7 million of additional net proceeds, after deducting the underwriting discount. After giving effect to the exercise of the option, the total number of shares of Preferred Stock sold by the Company in the offering increased to 3,291,125 shares and the estimated net proceeds after underwriting discounts and offering expenses are approximately $79.5 million.

The Company expects to use the net proceeds of this offering for general corporate purposes, including funding future acquisitions and investments.

This offering was a reopening of the Company’s original issuance of Preferred Stock, which closed on September 18, 2020. The additional shares of Preferred Stock sold in this offering are consolidated, form a single series, and are fully fungible with all outstanding Preferred Stock. The Preferred Stock is listed on The NASDAQ Global Market under the symbol “FRGAP.”

Dividends on the Preferred Stock are paid when declared by the Company’s Board of Directors at a fixed rate of 7.50% of the $25.00 liquidation preference per year, equivalent to $1.875 per year. Dividends on the Preferred Stock are payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year and the first dividend on the Preferred Stock sold in this offering will be paid on or about April 15, 2021 in an amount equal to $0.46875 per share.

B. Riley Securities, Inc., Incapital LLC, D.A. Davidson & Co., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., National Securities Corporation and William Blair & Company, L.L.C. acted as book-running managers for this offering. Aegis Capital Corp., Boenning & Scattergood, Inc. and Huntington Securities, Inc. acted as co-managers for this offering.

Troutman Pepper Hamilton Sanders LLP acted as legal counsel to the Company. Duane Morris LLP acted as legal counsel to the underwriters.

The offering of these securities was made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2020, and declared effective by the SEC on June 22, 2020.  The offering will be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to these securities may be obtained from the website of the SEC at http://www.sec.gov or by contacting:  B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia  22209, Attn: Prospectus Department, Email: prospectuses@brileyfin.com, Telephone: (703) 312-9580.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Franchise Group, Inc.

Franchise Group is an operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Liberty Tax Service, Buddy’s Home Furnishings, American Freight and The Vitamin Shoppe. On a combined basis, Franchise Group currently operates over 4,000 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including statements regarding the expected use of proceeds from the offering. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company.  We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR RELATIONS CONTACT:

Andrew F. Kaminsky

EVP & Chief Administrative Officer

Franchise Group, Inc.

akaminsky@franchisegrp.com

(914) 939-5161